AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR DATED SEPTEMBER 15, 2022

Form 1-A: Tier 2

SLINGSHOT USA, LLC

(the “Company”)

1209 Orange Street

Wilmington, Delaware 19801

https://www.thedavidmovie.com

UP TO 30,000,000 PREFERRED UNITS

SEE “SECURITIES BEING OFFERED” AT PAGE 32.

	Price to Public	Broker-Dealer Discount and Commissions	Proceeds to the Company	Proceeds to Other Persons
Price Per Unit	$1.25	$0.0125	$1.2375	-
Total Maximum	$37,500,000.00	$375,000	$37,125,000	-

Sales of these securities will commence on approximately October, 2022.

This offering (the “Offering”) will terminate at the earlier of (1) the date at which the maximum offering amount has been sold, (2) the date which is one year from this offering being qualified by the United States Securities and Exchange Commission, or (3) the date at which the offering is earlier terminated by the Company at its sole discretion. The Company has engaged North Capital as agent to hold any funds that are tendered by investors. The Offering is being conducted on a best-efforts basis without any minimum target. Provided that an investor purchases shares in the amount of the minimum investment, $100 (80 Preferred Units), there is no minimum number of shares that needs to be sold in order for funds to be released to the Company and for this Offering to close, which may mean that the Company does not receive sufficient funds to cover the cost of this Offering. An investor irrevocably subscribes to the offering, which means that an investor cannot request a refund of the funds and such funds will only be refunded in such cases as the Company terminating the Offering or the Company rejecting the subscription in whole or in part; see, “Plan of Distribution and Selling Securityholders”. The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be made available to the Company. After the initial closing of this Offering, we expect to hold closings on at least a monthly basis.

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Each holder of Preferred Units shall not be entitled to vote on any matters submitted to a vote of the Managers except as required by law.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO “www.investor.gov”.

This offering is inherently risky. See “Risk Factors” on page 9.

The Company is following the “Offering Circular” format of disclosure under Regulation A.

In the event that we become a reporting company under the Securities Exchange Act of 1934, we intend to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012. See “Summary -- Implications of Being an Emerging Growth Company.”

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TABLE OF CONTENTS

SUMMARY	4
RISK FACTORS	9
DILUTION	16
PLAN OF DISTRIBUTION AND SELLING INTEREST HOLDERS	17
USE OF PROCEEDS TO ISSUER	21
THE COMPANY’S BUSINESS	22
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	24
DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES	27
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS	28
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS	29
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS	30
SECURITIES BEING OFFERED	32
FINANCIAL STATEMENTS	35

In this Offering Circular, the terms “Slingshot”, “the Company”, “we”, “us”, or “our” refers to Slingshot USA, LLC, a Delaware limited liability company.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY.  THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT.  WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS.  INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE.  THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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SUMMARY

Our Business

Slingshot USA, LLC was formed as a Delaware limited liability company on September 14, 2021.

Slingshot USA, LLC was formed to produce a feature-length animated film based on the biblical story of David. The filmmaking process starts with an idea. Inspiration for a film comes from many sources—from our in-house staff, from freelance writers or from existing literary or other works. Successful ideas are generally written up as a treatment (or story description) and then proceed to a screenplay, followed by the storyboarding process and then finally into the production process. Excluding the script and early development phase, the production process, from storyboarding to filming out the final image, for a full-length feature film can take approximately three to four years.

The Company is under contract with Miombo Enterprises (Pty) Ltd (trading as “Sunrise Productions”), a computer animation studio based in Cape Town, South Africa, with respect to the development and creation of David. We have commissioned Sunrise Productions to employ a small collaborative team that are responsible for preparing storylines and ideas for the initial stages of development. The team, through a system of creative development controls, are responsible for ensuring that ideas follow the best creative path within a desired budget and schedule parameters. The complexity of the project, the background environments, the characters and all of the elements in a project create a very intricate and time-consuming process.

The development phase generally consists of story and visual development. In the pre-production phase, the script and story are further developed and refined prior to the majority of the film crew commencing work on the project. The production phase which follows can last up to two years and involves the largest number of staff. Finally, in the post-production phase, the core visuals and dialogue are in place and we add important elements such as sound effects and the music/score.

An initial demo of the David movie was created and produced by Slingshot Productions Limited, a private company organized and existing under the laws of the Republic of Mauritius (“Slingshot Productions Limited”). On November 8th, 2021, Slingshot Productions Limited sold the David movie demo, as well as all intellectual property related to the David movie, to the Company, in exchange for 50,400,000 Common Units and 19,600,000 Preferred Units of the Company.

The Offering

Company	Slingshot USA, LLC, a Delaware limited liability company (the “Company”).

Objective	The purpose of the Company is to fund the full development and production of a feature-length animated film based on the biblical story of David (the “Series” or “David”).

Securities Offered	The Company is offering membership interests (“Interests” or “Securities”) to potential investors (“Investors” or “Members”) in unit increments (each, a “Unit”) to be designated “Preferred Units” of up to $37,500,000 in the aggregate.

Unit Price	Each Unit shall bear a Capital Contribution valuation of $1.25.

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Minimum Investment Amount	The minimum Capital Contribution of a Member shall be $100 for Preferred Units, subject in each case to acceptance of a lesser amount by the Managers in their sole and exclusive discretion. The Managers may, in their sole and exclusive discretion, reject any subscription that is tendered.

Managers	The Company is managed by three managers (the “Managers”) consisting of: (1) Sanet Kritzinger; (2) Osment Philip Cunningham; and (3) David Michael Brett Johnson. (See “Directors, Executive Officers, and Significant Employees”).

Management Rights	The Managers will be responsible for the management of the Company (See “Operating Agreement” at Exhibit A to the Offering Statement of which this Offering Circular is a part). The Managers will be supported in its management activities by appropriate staff, consultants, and co-producers. Managers may bring on one or more additional highly experienced producers or production companies in order to further facilitate the Company’s business plans as described herein and the Managers shall generally surround themselves with other highly experienced personnel throughout each phase of the business, if and as necessary.

Use of Proceeds	The Company will use these net proceeds to fund the business of the company generally. Specifically, the vast majority of the funds raised under this Offering will be used to finance the production of David, and such other purposes described in the “Use of Proceeds to Issuer” section of this Offering Circular.

Term	The Company will have a perpetual term.

Costs and Expenses	The Company will be responsible for all of its operational costs and expenses, including, without limitation: (i) employees of the Company and its operational subsidiary and related entities; (ii) office expenses of the Company and its operational subsidiary and related entities; (iii) out-of-pocket expenses of all transactions, whether or not consummated; (iv) expenses associated with the acquisition, operation, and disposition (if any) of the Company’s operating businesses, including all travel, lodging and entertainment expenses, marketing and sales expenses, and extraordinary expenses, if any (such as certain valuation expenses, litigation expenses and indemnification payments); (v) legal, accounting, consulting, investment banking, financing and brokerage fees and expenses, if any; (vi) expenses associated with financial statements, reports and tax returns prepared for the Company and its operating subsidiary and related entities; (vii) expenses of advisors and of any Company administrator; (viii) organizational expenses; (ix) expenses associated with any Member meetings; and (x) any taxes, fees, or other governmental charges levied against the Company or its subsidiary and related entities.

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Organizational Expenses	All of the Company’s organizational expenses, including all legal fees and filing costs, and costs associated with the marketing, sale and issuance of the Interests, will be paid or reimbursed by the Company. Each investor will be solely responsible for all of its own legal and tax counsel expenses and any out-of-pocket expenses incurred in connection with its admission to, or the maintenance of its Interest in, the Company.

Distributions

The Managers shall have sole discretion regarding the amounts and timing of distributions of Available Funds to Members, including to decide to forego payment of distributions in order to provide for retention and establishment of reserves of, or payment to third parties of such funds as it deems necessary with respect to the reasonable business needs of the Company (which needs may include the payment or the making of provision for the payment when due of the Company’s obligations, including but not limited to, present and anticipated debts and obligations, capital needs and expenses, the payment of any management or administrative fees and expenses, and reasonable reserves for contingencies); provided, however, that the Company shall be required to make distributions in the amounts and order as follows:

(a)  Prior to making any distributions to the Common Unit holders, the Company shall first make distributions to the Preferred Unit holders until they have received a cumulative return of one hundred twenty percent (120%) of their initial capital contribution.

(b)  Once the Preferred Unit holders have received a total of one hundred twenty percent (120%) of their initial capital contributions, the Company shall distribute all Profits in proportion to the Member’s Membership Interest.

(c)  For avoidance of doubt, the Members acknowledge and agree that the Managers shall have sole discretion to pay all or any portion of the Company’s debts and liabilities to its creditors (including to Members as loans or salary, each if applicable), prior to making any distributions as set forth in Section 4.4 of the Operating Agreement.

See “Operating Agreement” at Exhibit A to the Offering Statement of which this Offering Circular is a part.

Dissolution	The Company may only be dissolved with the written consent of the Managers and the prior consent of a Majority Vote of the Members.

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Implications of Being an Emerging Growth Company

We are not subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) because we are not registering our securities under the Exchange Act.  Rather, we will be subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file:

●	annual reports (including disclosure relating to our business operations for the preceding two fiscal years, or, if in existence for less than two years, since inception, related party transactions, beneficial ownership of the issuer’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of the issuer’s liquidity, capital resources, and results of operations, and two years of audited financial statements),

●	semiannual reports (including disclosure primarily relating to the issuer’s interim financial statements and MD&A) and

●	current reports for certain material events.

In addition, at any time after completing reporting for the fiscal year in which our offering statement was qualified, if the securities of each class to which this offering statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, we may immediately suspend our ongoing reporting obligations under Regulation A.

If and when we become subject to the ongoing reporting requirements of the Exchange Act, as an issuer with less than $1.07 billion in total annual gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

●	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

●	will not be required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

●	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

●	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

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Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that we no longer meet the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

Selected Risks Associated with Our Business

Our business expects to be subject to a number of risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this summary.

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RISK FACTORS

An investment in the Company involves a number of risks. Accordingly, an investment in the Company is suitable only for investors of substantial means who have no immediate need for liquidity of the amount invested and who can afford a risk of loss of all or a substantial part of such investment. Although the Managers believe that responsible returns can be achieved by investing in the Company, there can be no assurance that such returns will be realized or that an investor will receive a return of any of its capital contributions. In addition, potential investors should be aware that there will be occasions when the Managers may encounter potential conflicts of interest in connection with the Company. Accordingly, the following considerations should be carefully evaluated before making an investment in the Company.

No Assurance of Adequate Capitalization

This Offering is not being undertaken on either a so-called “all or nothing” or “mini-max” basis as is typical for start-up ventures. All or nothing and mini-maxi offering structures that either: (i) all of the projected requisite funds (in the case of an all or nothing offering); or (ii) at least the minimum amount of funds required to operate the business (in the case of a mini-maxi offering) – will be secured so as to enable the issuing entity to ensure it can undertake its proposed business offerings. In an all or nothing or mini-maxi offering structure, if those requisite levels of funds are not obtained, then all of the investors’ investments must be returned and cannot be used by the issuing entity. Again, this ensures that the investors’ money cannot be used unless the issuing entity has secured enough money to ensure that it can undertake the business purposes pursuant to its stated plans. However, this Offering is not structured as either an “all or nothing” or “mini-maxi” offering and therefore, an investor’s investment could potentially be accepted and used by the Company even if the Company never actually secures the necessary funds to enable it to perform its minimal business operations as contemplated herein. If such an event occurs, the investor will have lost all of their commitment and the Company’s business will never even have been capitalized to the extent necessary to allow it to properly undertake its business operations as contemplated herein.

No Guarantee of Investment Returns

No guarantee or representation is made that the Company’s business operations will be successful, or that its business objectives will be achieved. The Company may not achieve the profitability it desires, and therefore may be unable to distribute any return to its Members. A purchaser should therefore only invest in the Company if the purchaser can withstand a total loss of its investment. Past investment performance is not a guarantee of future results of the Company or any investment of the Company.

General Risks Associated with Business Ventures

Any return on investment to the Members will depend upon the success of the business ventures entered into on behalf of the Company by the Managers. There generally will be little or no publicly available information regarding the status and prospects of such business ventures. Many decisions by the Managers regarding the business ventures of the Company will be dependent upon the ability of its Members and agents to obtain relevant information from non-public sources. The success of each such business venture will depend upon many factors beyond the Company’s control.

No Resale Market or Disposition of Units

While securities, such as the Units, that are sold under Regulation A are not “restricted” securities, various resale issues are inherent with such securities and presently there is no market for the resale of the Units, nor do the Managers anticipate undertaking any of the necessary steps required to enable resale of the Units, therefore, no such resale market is expected to develop. Although an Investor has the right to assign his/her interest in the profits of the Company with the consent of the Managers, no assignee of an Investor has the right to become a substituted Investor in place of his/her assignor, unless the Managers consent thereto in writing, which they are not obligated to do.  For the foregoing reasons it is unlikely that the Investors will ever be able to sell the Units they purchase.

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No Withdrawal from Company

Withdrawals of Members from the Company generally will not be permitted, although the Operating Agreement may specify certain circumstances under which a Member may be entitled, or required, to withdraw from the Company. A withdrawn Member may not be entitled to immediate payment for its Interest. Any withdrawal of a Member may reduce the amount of Company capital available for investment or other activities.

The Company’s assumptions concerning future operations may not be realized.

The Company’s goal is to produce a commercially profitable movie using a production budget as set forth in the table below (See “Use of Proceeds to Issuer”). The Company’s projected results are dependent on the successful implementation of the Company’s business plan and strategies and are based on hypothetical assumptions and events over which the Company has only partial or no control.

Furthermore, as a faith-based, niche film, the potential market may be smaller than your average blockbuster. The Company desires to obtain a theatrical release (among its other methods of distribution), but we cannot guarantee this for David.

While management believes that its goals and objectives are reasonable and achievable, no assurance can be given that they will be realized. The revenue we could generate will vary greatly based on factors that we cannot quantify, including things such as ultimate cost of production, methods of distribution later negotiated, audience interest, general economic outlook, etc.

Management will have broad discretion as to the use of the proceeds from the Offering.

The Company’s management will have broad discretion as to the use of the net proceeds from the Offering for the purpose of producing David. Investors will be relying on the judgment of the Company’s management regarding the use of the proceeds for the purpose of producing David.

Investors will own non-voting preferred units and will have no ability to control or influence the business decisions of the Company.

Investors in the offering will obtain non-voting preferred units. As a result, current management will continue to have control of the business decisions and operations of the Company. It is possible that management will not make successful management decisions in all cases.

The Company is a newly formed company and has no history upon which investors can evaluate the Company.

The Company was recently formed for the purpose of developing, producing, and distributing David. Accordingly, the Company has no operating history on which prospective investors may evaluate the Company’s business and prospects. The Company has no revenues and requires the net proceeds from the sale of Preferred Units to fund development and production of David. If and when production of the Series commences, no assurance can be given that David will receive market acceptance when produced. The Company faces all of the risks inherent in a new business, including the expenses, difficulties, complications and delays frequently encountered in connection with the formation and commencement of operations, the production and distribution of a movie, and the competitive environment in which the Company intends to operate. The Company may not successfully address any of these risks. If the Company does not successfully address these risks, the Company’s business will be seriously harmed.

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The Company’s success depends on the successful production and distribution of a single movie and the Company is unable to diversify its investment to reduce its risk of failure.

David will be the only movie that the Company produces. No assurance can be given that the Company’s management team will be able to successfully develop, produce and make arrangements for the distribution of David. Because the Company will have only one asset (David), the Company is more vulnerable to unanticipated occurrences than a more diversified business. The development, production, completion and distribution of David is subject to numerous uncertainties, including financing requirements, personnel availability and the release schedule of competing films. There may be additional problems which could adversely affect the Company’s profitability, including (without limitation) public taste, which is unpredictable and susceptible to change; competition with other films and/or shows, motion pictures and other leisure activities; advertising costs; uncertainty with respect to release dates; and the failure of other parties to fulfill their contractual obligations and other contingencies. No assurance can be given that the Company will be able to successfully develop, produce, distribute, or realize any revenue from David. Failure to develop, produce, distribute or realize any such revenues will have a material adverse effect on the Company’s business, operating results and financial condition.

Because the film business is highly speculative, the Company may never achieve profitability.

The film industry is highly speculative and involves a substantial degree of risk. No assurance can be given of the economic success of any film since the revenues derived from the production and distribution of a film primarily depend on its acceptance by the public, which cannot be predicted. The commercial success of a film also depends on the quality and acceptance of competing films and shows released into the marketplace at or near the same time, the availability of alternative forms of entertainment and leisure time activities, general economic conditions and other tangible and intangible factors, all of which can change and cannot be predicted with certainty. We have no control over what other films or shows or content is released at the same time as our content and thus we cannot know, but it is always possible that another company’s content may be more desirable than our own and we are unsuccessful in competing in the marketing. No assurance can be given that David will appeal to the public or that other shows and films may not be more appealing and therefore reduce the demand to view David. Accordingly, there is a substantial risk that David will not be commercially successful, in which case the Company may be unable to recoup costs associated with the production of David or realize revenues or profits from the sale of David.

Technological advances may reduce demand for films and televisions.

The entertainment industry in general, and the motion picture and TV industry in particular, are continuing to undergo significant changes, primarily due to technological developments. Because of this rapid growth of technology, shifting consumer tastes and the popularity and availability of other forms of entertainment, it is impossible to predict the overall effect these factors will have on the potential revenue from and profitability of a film.

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David will be subject to the risks associated with the production and distribution of motion picture.

Although the production of a demo of David was completed, which was acquired by the Company from Slingshot Productions Limited, the Company cannot guarantee that production of the remaining motion picture will be successfully completed. Production costs are currently just an estimate and may significantly increase over time depending on many unknown outside influences, or those that may be known as related to the specific costs of currently expected expenditures for items still not under contract at a fixed price.

It is also possible that COVID-19 or any other number of unexpected situations may arise that prevent the completion of the production of David.

David has a license agreement to distribute the Series through Angel Studio’s streaming platform. Distribution channels and methods can also fall out of grace with users/viewers, and we may not be able to adapt quickly enough to keep momentum for the adoption of viewers of our content.

David may not succeed if it receives unfavorable reviews.

The financial success of a motion picture, in large measure, depends on the reaction of the public, which is often influenced by professional reviewers or critics for newspapers, television and other media. It is impossible to judge in advance what the reaction of these reviewers and critics will be to David. To the extent that David receives unfavorable reviews from these reviewers and critics, its chances of success may be substantially diminished.

The Company will have to rely on the services of professionals and other key personnel who may be difficult to replace and the loss of any such persons could adversely affect the Company’s business.

If the Company is not able to retain the services of key personnel retained by management, there will be a material adverse effect on the Company. If any one of these individuals becomes incapacitated or otherwise becomes unavailable, a qualified successor would have to be engaged. The Company may elect to offer membership units in the Company to key production personnel (such as producers, writers, actors, stunt coordinators and unit production managers) as a means of obtaining the best possible crew at the lowest up-front cost. David’s production and completion may be adversely affected if new personnel must be engaged, or if such personnel demand more favorable compensation. No assurance can be given that a qualified successor could be engaged. These professionals and key personnel also may be involved in other projects that may take them away from the production of David and cause delays, all of which may increase the cost of production of David and decrease the likelihood of being able to complete David, which would have an adverse effect on the Company’s business and prospects.

Most of our competitors, which include large and small studios and production companies, have significantly greater financial and marketing resources, as well as experience, than do we.

We are a very small and unproven entity as compared to some of our competitors. We will compete with film studios, both large and small, production companies, independent producers, and agencies. Most of the major U.S. studios are part of large diversified corporate groups with a variety of other operations, including television networks and cable channels, that can provide both the means of distributing their products and stable sources of earnings that may allow them better to offset fluctuations in the financial performance of their operations. The major studios have more resources with which to compete for ideas, storylines and scripts. This may have a material adverse effect on our business, results of operations and financial condition. In addition, established smaller studios, production companies and agencies have significantly greater financial and marketing resources than do we. Many have sophisticated websites and the ability to advertise in a wide variety of media. We will principally depend on the business contacts of our executive officers. There are no assurances that our approach will be successful.

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We will be required to raise additional capital to fully fund our business plan and expand our operations.

Currently, we have no revenue-generating activities. The purpose of this offering is to raise up to $37,500,000 million towards a total required production budget of $35 million and other crowdfunding and business administrative expenses. Even after taking account of the funds raised in this offering, we may need to raise additional funds to finalize the full production of David. We may seek to sell common or preferred equity or convertible debt securities, enter into a credit facility or another form of third-party funding or seek other debt financing in order to fund the development of David. We may also consider raising additional capital in the future to expand our business, to pursue strategic investments, to take advantage of financing opportunities or for other reasons.

Additional capital may not be available at such times or in amounts as needed by us. Even if capital is available, it might be available only on unfavorable terms. Any additional equity or convertible debt financing into which we enter could be dilutive to our then existing members. Any future debt financing into which we enter may impose covenants upon us that restrict our operations, including limitations on our ability to incur liens or additional debt, pay dividends, repurchase our equity, make certain investments and engage in certain merger, consolidation, or asset sale transactions. Any debt financing or additional equity that we raise may contain terms that are not favorable to us or our members. If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish some rights to our scripts and manuscripts, or grant licenses on terms that are not favorable to us. If access to sufficient capital is not available as and when needed, our business will be materially impaired and we may be required to cease operations, curtail the acquisition, recycling or marketing of scripts and manuscripts, or we may be required to significantly reduce expenses, sell assets, seek a merger, or joint venture partner, file for protection from creditors or liquidate all our assets.

The Company could potentially be found to have not complied with securities law in connection with its Regulation A Offering related to “Testing the Waters.”

Prior to filing their Offering Circular, the Company engaged in “testing the waters” permitted under Regulation A, which allows issuers to communicate to determine whether there is interest in the offering. All communication sent is deemed to be an offer of securities for purposes of the antifraud provisions of federal securities laws. Although all requisite disclaimers were included and visible on the “Testing the Waters” page, it is possible that some of the communications may be found to not have included proper disclaimers required for “testing the waters”.

The Movie is a long-term project.

The development and production of even a single new unscripted television series typically involves the passage of significant amount of time, as does the development and production of a full movie production. As the Company’s business contemplates the production of David, a full feature-length animated film, it goes without saying that it may necessitate the passage of even more significant amount of time than it otherwise would for even one such production. One or more rounds of investor financing may continue for one or several years, attempts to sell the Series may take months to years (if they are ultimately even successful at all), production of the Series may extend for several months to years, and it may be even longer still before the show even makes it to air.

There are numerous potential legal challenges.

The entertainment industry is a notoriously litigious one, in which ownership and attribution claims are raised all the time with respect to original ideas. It would not be unheard of for one or more third parties to claim that they inspired or helped come up with the concepts or stories or characters for one or more of the characters or for the Series itself and thereafter threaten to or actually bring suit against the Company or one or more of the Managers on the alleged basis that those persons or entities are due some measure of contribution or redress from the profits of the Company. In such an instance, even when the claims amount to nothing, they must still be litigated and/or settled before a distributor will allow the Series to be aired.

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We may not generate sufficient cash flow to make distributions to you.

There is no assurance that we will ever have income sufficient to cover our expenses and have sufficient cash flow to make distributions to you. Even if we make distributions, there can be no assurance concerning the timing or amounts of the distributions. You may be required to bear the economic risk of the investment for an indefinite period of time. Ultimately, each investor’s risk with respect to this offering includes the potential for a complete loss of their investment.

The Company issued Preferred Units to Slingshot Productions Limited.

In addition to owning all of the Common Units of the Company, the Company also issued 19,600,000 Preferred Units to Slingshot Productions Limited as consideration for production costs previously incurred by Slingshot Productions Limited in connection with the creation and production of the David demo, as well as four years of research, development, pipeline tech development, story development, concept art, character design, music composition and recruitment of key department leads. Slingshot Productions Limited will be entitled to distributions of profits (to the extent the Company has generated sufficient cash flow) on equal footing with investors purchasing the Preferred Units in this Offering.

One of the creators of David has the option to exchange its interest in Slingshot Productions Limited for Common Units in the Company.

Osment Philip Cunningham, as one of the creators of the David demo, and the owner of Miombo Enterprises Proprietary Limited (trading as “Sunrise Productions”), a computer animation studio based in Cape Town, South Africa, owns a 50% indirect interest in Slingshot Productions Limited through The Gideon Trust. The Gideon Trust has an agreement with Slingshot Productions Limited to exchange The Gideon Trust indirect interest for a direct and/or voting interest in the Company’s Units currently owned by Slingshot Productions Limited, which would reduce Slingshot Productions Limited’s ownership interest ratably.

Abandonment or Close of Production.

The Managers have the right to abandon production of David at any time, for any reason whatsoever. In the case of such abandonment, the Members must be prepared for a loss, except to the extent that unspent amounts remain on account.  Such amounts will be returned to the Members on a pro-rata basis.  Losses may be decreased if abandonment of a given production occurs following the vesting of the Company’s rights to participate in subsidiary revenue, or if prior merchandising or album income previously had been earned.

Pandemic Related Risks.

COVID-19 continues to affect all facets of the world economy. The Company’s projects are subject to pandemic-related supply and demand disruptions. This includes the effects of the virus on our customers and vendors as well as the measures taken to mitigate the spread of the virus. The COVID-19 pandemic has also caused, and is likely to continue to cause, severe economic, market and other disruptions worldwide. We cannot assure that conditions in the bank lending, capital and other financial markets will not continue to deteriorate as a result of the pandemic, or that our access to capital and other sources of funding will not become constrained, which could adversely affect the availability and terms of future borrowings, renewals or refinancings.

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Special Note Regarding Forward-Looking Statements.

This Offering Circular may contain forward-looking statements relating to future events or the future performance of the Company or its operating companies. In some cases, you can identify forward-looking statements by terminology such as may, will, should, expect, plan, intend, anticipate, believe, estimate, predict, potential or continue, the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, prospective investors should specifically consider various factors, including the risks outlined in this Risk Factors section of the Memorandum. These risk factors may cause actual events or results to differ materially from any forward-looking statement. Although the Managers believe that the expectations reflected in the forward-looking statements are reasonable, future results, levels of activity, performance or achievements cannot be guaranteed. Moreover, neither the Company, the Managers, the Officers nor any of their affiliates assume responsibility for the accuracy and completeness of the forward-looking statements. The Company, the Managers, the Officers and their affiliates are under no duty to update any of the forward-looking statements after the date of this Memorandum to conform such statements to actual results or to changes in expectations.

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DILUTION

Dilution means a reduction in value, control or earnings of the shares the investor owns.

Immediate dilution

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of your stake is diluted because all the shares are worth the same amount, and you paid more than earlier investors for your shares.

Potential for Future Dilution

Another important way of looking at dilution is the dilution that happens due to our future actions. The investor’s stake in a company could be diluted due to the issuing of additional shares. In other words, when the company issue more shares, the percentage of the company that you own will go down, even though our value and your shareholding may go up—you own a smaller piece of a larger company. This increase in the number of shares outstanding could result from a stock offering (such as an initial public offering, another financing round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g., convertible bonds, preferred shares, or warrants) into stock.

Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the convertible notes get more shares for their money than new investors. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to the amount of convertible notes that the Company has issued (and may issue in the future), and the terms of those notes.

If we decide to issue more shares, an investor could experience value dilution, with each share being worth less than before, and will experience control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if we offer dividends, and most early-stage companies are unlikely to offer dividends, preferring to invest any earnings back into the company).

Funding history and share price

The Company has successfully raised the following funding:

On November 8, 2021, the Company acquired all the intangible assets related to the David movie from Slingshot Productions Limited for 50,400,000 Common Units and 19,600,000 Preferred Units for $1.

On March 29, 2022, the Regulation CF fundraising was final closed, and 4,961,743 Preferred Units were issued at $1.

On May 4, 2022, 700,000 Preferred Units were issued at $1 through a Regulation D 506(c) fundraising.

On July 29, 2022, the Company issued another 100,000 Preferred Units at $1 under Regulation D 506(b).

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PLAN OF DISTRIBUTION AND SELLING INTEREST HOLDERS

Plan of Distribution

The Company is offering a maximum of 30,000,000 of its Preferred Units on a “best efforts” basis.

The cash price per Preferred Unit is $1.25 and the minimum investment is $100, subject in each case to acceptance of a lesser amount by the Managers in their sole and exclusive discretion.

The Company intends to market the Securities in this offering both through online and offline means. Online marketing may take the form of contacting potential investors through electronic media and posting its Offering Circular or “testing the waters” materials on an online investment platform.

The Company’s Offering Circular will be furnished to prospective investors in this offering via download 24 hours a day, 7 days a week on its website, https://invest.angel.com/david-2.

The offering will terminate at the earliest of: (1) the date at which the maximum offering amount has been sold, and (2) the date at which the offering is earlier terminated by the Company in its sole discretion.

The Company may undertake one or more closings on an ongoing basis. After each Closing, funds tendered by investors will be available to the Company. After the initial closing of this offering, the Company expects to hold Closings on at least a monthly basis.

The Company is offering its securities in all states.

The Company has engaged Dalmore Group, LLC, a broker-dealer registered with the SEC and a member of FINRA, to perform the following administrative and technology related functions in connection with this offering, but not for underwriting or placement agent services:

∙	Review investor information, including KYC (“Know Your Customer”) data, AML (“Anti Money Laundering”) and other compliance background checks, and provide a recommendation to the Company whether or not to accept the investor as a customer.

∙	Review each investor’s subscription agreement to confirm such investors participation in the offering and provide a determination to the Company whether or not to accept the use of the subscription agreement for the investor’s participation.

∙	Contact and/or notify the Company, if needed, to gather additional information or clarification on an investor.

∙	Not provide any investment advice nor any investment recommendations to any investor.

∙	Keep investor details and data confidential and not disclose to any third-party except as required by regulators or pursuant to the terms of the agreement (e.g., as needed for AML and background checks).

∙	Coordinate with third party providers to ensure adequate review and compliance.

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As compensation for the services listed above, the Company has agreed to pay $25,000 in one-time set up fees, consisting of the following:

$5,000 at onboarding and $20,000 at receipt of the no objection letter from FINRA and the SEC has qualified the Offering Statement.

The Company estimates that fees due to pay Dalmore Group, LLC, pursuant to the 1% commission, would be $375,000 for a fully-subscribed offering.

Finally, the total fees that the Company estimates that it will pay VAS Portal, LLC, pursuant to a fully-subscribed offering, would be $375,000. These assumptions were used in estimating the fees due in the “Use of Proceeds.”

No Minimum Offering Amount

The Interests being offered will be issued in one or more closings. No minimum number of Securities must be sold before a closing can occur. Potential investors should be aware that there can be no assurance that any other funds will be invested in this offering other than their own funds.

No Selling Members

No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Company.

Process of Subscribing

After the Offering Statement has been qualified by the Commission, the Company will accept tenders of funds to purchase whole and fractional shares. The Company may close on investments on a “rolling” basis (so not all investors will receive their Securities on the same date). Investors may subscribe by tendering funds by check, wire transfer, credit or debit card or ACH transfer to the escrow account to be setup by the Company’s escrow agent, North Capital (the “Escrow Agent”). The funds tendered by potential investors will be held by the Escrow Agent in a segregated account exclusively for the Company’s benefit. Funds will be transferred to the Company at each Closing. The escrow agreement can be found in the Offering Statement of which this Offering Circular is a part.

Investors will be required to complete a subscription agreement in order to invest, pursuant to which an investor will irrevocably subscribe to purchase the Securities. The investor will not be entitled to any refunded funds unless the Company terminates the offering, or the Company rejects the subscription in whole or in part.

The subscription agreement also includes a representation by the investor to the effect that, if the investor is not an “accredited investor” as defined under securities law, the investor is investing an amount that does not exceed the greater of 10% of their annual income or 10% of their net worth (excluding the investor’s principal residence).

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. North Capital will review all subscription agreements completed by the investor. After North Capital has completed its review of a subscription agreement for an investment in the Company, the funds may be released by the escrow agent.

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If the subscription agreement is not complete or there is other missing or incomplete information, the funds will not be released until the investor provides all required information. In the case of a debit card payment, provided the payment is approved, North Capital will have up to three days to ensure all the documentation is complete. North Capital will generally review all subscription agreements on the same day, but not later than the day after the submission of the subscription agreement.

All funds tendered (by check, wire, debit card, or electronic funds transfer via ACH to the specified account or deliver evidence of cancellation of debt) by investors will be deposited into an escrow account at the Escrow Agent for the benefit of the Company. All funds received by wire transfer will be made available immediately while funds transferred by ACH will be restricted for a minimum of three days to clear the banking system prior to deposit into an account at the Escrow Agent.

The Managers maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason, including, but not limited to, in the event that an investor fails to provide all necessary information, even after further requests from the Company, in the event an investor fails to provide requested follow up information to complete background checks or fails background checks, and in the event the Company receives oversubscriptions in excess of the maximum offering amount.

In the interest of allowing interested investors as much time as possible to complete the paperwork associated with a subscription, the Managers have not set a maximum period of time to decide whether to accept or reject a subscription. If a subscription is rejected, funds will not be accepted by wire transfer or ACH, and payments made by debit card or check will be returned to subscribers within 30 days of such rejection without deduction or interest. Upon acceptance of a subscription, the Company will send a confirmation of such acceptance to the subscriber.

Dalmore Group, LLC has not investigated the desirability or advisability of investment in the shares nor approved, endorsed or passed upon the merits of purchasing the Securities. Dalmore Group, LLC is not participating as an underwriter and, under no circumstance, will it solicit any investment in the Company, recommend the Company’s securities or provide investment advice to any prospective investor, or make any securities recommendations to investors. Dalmore Group, LLC is not distributing any offering circulars or making any oral representations concerning this Offering Circular or this Offering. Based upon Dalmore Group, LLC’ anticipated limited role in this Offering, it has not and will not conduct extensive due diligence of this Offering and no investor should rely on the involvement of Dalmore Group, LLC in this Offering as any basis for a belief that it has done extensive due diligence. Dalmore Group, LLC does not expressly or impliedly affirm the completeness or accuracy of the Offering Statement and/or Offering Circular presented to investors by the Company. All inquiries regarding this Offering should be made directly to the Company.

Upon confirmation that an investor’s funds have cleared, the Company will instruct the Transfer Agent to issue the Securities to the investor. The Transfer Agent will notify an investor when the Securities are ready to be issued and the Transfer Agent has set up an account for the investor.

Escrow Agent

The Escrow Agent has not investigated the desirability or advisability of investment in the Securities nor approved, endorsed or passed upon the merits of purchasing the Securities.

The Company has agreed to pay the Escrow Agent:

Escrow Administration Fee: $500 set-up and administration for 12 months (or partial period); $250 for each additional 12 months (or partial period)

Issuer Routable Account Number: $150 per month

Out-of-Pocket Expenses: Billed at cost

Check Disbursements: $10.00 per check (incoming/outgoing)

Transactional Costs: $100.00 for each additional escrow break

$100.00 for each escrow amendment

$50.00 for reprocessing a closing

Wire Disbursements: $25.00 per domestic wire (incoming/outgoing)

$45.00 per international wire (incoming/outgoing)

ACH Disbursements: $25.00, plus 0.1% on the amount transferred

ACH Dispute/Chargeback: $25.00 per reversal/chargeback

ACH Failure Return Fee: $1.50 per failure/return

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Transfer Agent

The Company has also engaged Vertalo, Inc (“Transfer Agent”), a registered transfer agent with the SEC, who will serve as transfer agent to maintain shareholder information on a book-entry basis; there are no set up costs for this service, fees for this service will be limited to secondary market activity.

Forum Selection Provisions

The subscription agreement that investors will execute in connection with the offering includes a forum selection provision that requires any claims against the Company based on the agreement to be brought in any court in the State of Utah sitting in Salt Lake City, or the United States District Court for the District of Utah, for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. The operating agreement contains a forum selection provision that provides that with a few exceptions, the United States District Court for the District of Utah or any court of the state of Utah sitting in Salt Lake City will be the sole and exclusive forums for any shareholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on the Company’s behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the Delaware Limited Liability Company Act or the Company’s operating agreement or (iv) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine.

Although we believe these provisions benefit us by providing either providing a forum convenient to us or increasing the consistency in the application of Delaware law in the types of lawsuits to which it applies and in both cases limiting our litigation costs, to the extent they are enforceable, the forum selection provisions may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The Company has adopted these provisions to limit the time and expense incurred by its management to challenge any such claims. As a Company with a small management team, these provisions allow its officers to not lose a significant amount of time traveling to any particular forum so they may continue to focus on operations of the Company. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provisions apply to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context.  The exclusive forum provision in the certificate of incorporation does not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.  For both provisions, investors will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder.

Jury Trial Waiver

The subscription agreement provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the subscription agreement, including any claim under federal securities laws. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law. Investors will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder.

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USE OF PROCEEDS TO ISSUER

The maximum gross proceeds from the sale of our Securities in this Offering is $37,500,000. The net proceeds from the total maximum offering are expected to be approximately $31,575,000, after the payment of offering costs (including legal, accounting, printing, due diligence, marketing, selling and other costs incurred in the Offering). Our estimated offering costs are $5,925,000, including a deduction of 1% of the total gross proceeds for commissions payable to Dalmore Group, LLC and 1.25% commission payable to VAS Portal, LLC on all the Securities being offered. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ. The following table represents management’s best estimate of the uses of the net proceeds, assuming the sale of, respectively, 25%, 50%, 75% and 100% of the Securities offered for sale in this Offering.

	Percentage of offering sold
	25%	50%	75%	100%
Marketing and campaign materials	$100,000	$200,000	$200,000	$300,000
Advertising expenses	$1,150,000	$2,300,000	$3,550,000	$4,700,000
Production expenses	$7,851,562	$15,728,125	$23,604,687	$31,575,000
Miscellaneous expenses	$273,438	$521,875	$770,313	$925,000
Total	$9,375,000	$18,750,000	$28,125,000	$37,500,000

This expected use of the net proceeds from this Offering represents our intentions based upon our current financial condition, results of operations, business plans and conditions. As of the date of this Offering Circular, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the closing of this Offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering and reserves the right to change the estimated allocation of net proceeds set forth above.

Although our business does not presently generate any cash, we believe that if we raise the maximum amount in this Offering, that we will have sufficient capital to finance our operations for at least the next 36 months. However, if we do not sell the maximum number of Securities offered in this Offering, or if our operating and development costs are higher than expected, we will need to obtain additional financing prior to that time.

Pending our use of the net proceeds from this Offering, we may invest the net proceeds in a variety of capital preservation investments, including without limitation short-term, investment grade, interest bearing instruments and United States government securities and including investments in related parties. We may also use a portion of the net proceeds for the investment in strategic partnerships and possibly the acquisition of complementary businesses or mining assets, although we have no present commitments or agreements for any specific acquisitions or investments.

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THE COMPANY’S BUSINESS

Our Business

Slingshot USA, LLC (“Company”) was formed as a Delaware limited liability company on September 14, 2021.

Slingshot USA, LLC was formed to produce a feature-length animated film based on the biblical story of David. The filmmaking process starts with an idea. Inspiration for a film comes from many sources—from our in-house staff, from freelance writers or from existing literary or other works. Successful ideas are generally written up as a treatment (or story description) and then proceed to a screenplay, followed by the storyboarding process and then finally into the production process. Excluding the script and early development phase, the production process, from storyboarding to filming out the final image, for a full-length feature film can take approximately three to four years.

The Company is under contract with Miombo Enterprises (Pty) Ltd (trading as “Sunrise Productions”), a computer animation studio based in Cape Town, South Africa, with respect to the development and creation of David. We have commissioned Sunrise Productions to employ a small collaborative team that are responsible for preparing storylines and ideas for the initial stages of development. The team, through a system of creative development controls, are responsible for ensuring that ideas follow the best creative path within a desired budget and schedule parameters. The complexity of the project, the background environments, the characters and all of the elements in a project create a very intricate and time-consuming process.

The development phase generally consists of story and visual development. In the pre-production phase, the script and story are further developed and refined prior to the majority of the film crew commencing work on the project. The production phase which follows can last up to two years and involves the largest number of staff. Finally, in the post-production phase, the core visuals and dialogue are in place and we add important elements such as sound effects and the music/score.

An initial demo of the David movie was created and produced by Slingshot Productions Limited, a private company organized and existing under the laws of the Republic of Mauritius (“Slingshot Productions Limited”). On November 8th, 2021, Slingshot Productions Limited sold the David movie demo, as well as all intellectual property related to the David movie, to the Company, in exchange for 50,400,000 Common Units and 19,600,000 Preferred Units of the Company.

The Market Opportunity

For decades, Hollywood giants Pixar, Disney and Dreamworks have been demonstrating the potential of animated movies to reach a massive, diverse audience and generate huge returns. In spite of the fact that animation comprises a tiny percentage of all movies made, 11 of the top 50 grossing movies of all time are animated features. Movies like Frozen (1&2), The Incredibles, Minions and Toy Story (3&4) have all grossed over $1billion. There is also a significant appetite for faith-based movies when done right, with world-class production and entertainment value. Way back in 1998, Prince of Egypt grossed $218 million at the Box Office alone, with significant home entertainment, music and licensing revenues. Passion of the Christ, Heaven is For Real and I Can Only Imagine are other faith-based movies that have performed incredibly well financially, and The Chosen series (distributed by our partners Angel Studios) is a very current example of the market potential for Christian content. We believe David has the potential to be a mainstream success and reach an audience from all countries and cultures, while have special resonance and appeal to the faith community.

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Narrative

David is a major animated feature film created for a wide audience to share the epic biblical story of David with families across the world. Our vision is a cinematic masterpiece that can stand proudly alongside the most iconic films in the history of this genre. David's life is one of the most compelling stories of human history, and points to God in a way that challenges the image that many have of an austere, unapproachable, and distant deity. “I have found David son a Jesse, a man after my own heart.” Acts 13:22 We believe that David’s story is best told in the medium of animation as none other has the power to reach a global audience of every culture, gender, age and language in the same capacity.

Competition

Major animation studios, including Pixar, Disney, Dreamworks, Sony and others.

Independent faith film and TV productions.

Streaming services offering film and series content of all genres, including Netflix, Amazon Prime Video, Disney+ and others.

Legal Proceedings

There are no current legal proceedings against the Company.

Employees/Consultants

The Company has a service level agreement with A2G Managers Limited and Slingshot Productions Limited, both companies incorporated in the Republic of Mauritius, to provide legal, accounting, administrative and compliance services. Currently, the Company has no employees. We do not currently have any pension, annuity, profit-sharing, or similar employee benefit plans, although we may choose to adopt such plans in the future.

We plan to engage contractors from time to time on an as-needed basis to consult with us on specific corporate affairs, or to perform specific tasks in connection with our business development activities.

Intellectual Property

As of the date of this Offering, the Company is a new business and, amongst other assets, owns David demo and the intellectual property and rights associated with the David movie. The Company entered into a contract with Miombo Enterprises Proprietary Limited (trading as “Sunrise Productions”), a computer animation studio based in Cape Town, South Africa, with respect to the development and creation of David, which commenced with the Regulation CF funding.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes included in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

General

Slingshot USA, LLC (“Company”) was formed as a Delaware limited liability company on September 14, 2021.

Slingshot USA, LLC was formed to produce a feature-length animated film based on the biblical story of David. The filmmaking process starts with an idea. Inspiration for a film comes from many sources—from our in-house staff, from freelance writers or from existing literary or other works. Successful ideas are generally written up as a treatment (or story description) and then proceed to a screenplay, followed by the storyboarding process and then finally into the production process. Excluding the script and early development phase, the production process, from storyboarding to filming out the final image, for a full-length feature film can take approximately three to four years.

The Company is under contract with Miombo Enterprises (Pty) Ltd (trading as “Sunrise Productions”), a computer animation studio based in Cape Town, South Africa, with respect to the development and creation of David. We have commissioned Sunrise Productions to employ a small collaborative team that are responsible for preparing storylines and ideas for the initial stages of development. The team, through a system of creative development controls, are responsible for ensuring that ideas follow the best creative path within a desired budget and schedule parameters. The complexity of the project, the background environments, the characters and all of the elements in a project create a very intricate and time-consuming process.

The development phase generally consists of story and visual development. In the pre-production phase, the script and story are further developed and refined prior to the majority of the film crew commencing work on the project. The production phase which follows can last up to two years and involves the largest number of staff. Finally, in the post-production phase, the core visuals and dialogue are in place and we add important elements such as sound effects and the music/score.

An initial demo of the David movie was created and produced by Slingshot Productions Limited, a private company organized and existing under the laws of the Republic of Mauritius (“Slingshot Productions Limited”). On November 8th, 2021, Slingshot Productions Limited sold the David movie demo, as well as all intellectual property related to the David movie, to the Company, in exchange for 50,400,000 Common Units and 19,600,000 Preferred Units of the Company.

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Results of Operations

The following represents our performance highlights:

Revenues

As of the date of this offering circular, the Company has had no revenues. We plan to generate income from distribution, whether it’s from customers of streaming sites, theatrical ticket sales, DVD rentals and sales, fees from TV stations, international distributors purchasing the rights and ancillary revenue from consumer products and licensing.

General and Administrative Expenses

As of the date of this offering circular, our operating expenses consist of legal & professional fees; accounting and administrative expenses; insurance and fundraising expenses.

Advertising expenses

Advertising expenses consist of media, production, and other costs related to digital advertising, catalog mailings and other direct marketing activities. All advertising costs are expensed as incurred, or upon the release of the initial advertisement.

Liquidity and Capital Resources

As of the date of this offering circular, we have primarily been funded from investments from our founders and a Regulation Crowdfunding equity financing round.

Trend Information

There is a huge appetite for faith content done right - proven from the times of The Ten Commandments, through to the more recent successes of The Passion of the Christ and The Chosen. As a genre, animation reaches arguably the broadest of all audiences - reaching across every age, culture, and language divide better than any other medium. Commercially, animation is consistently being the best-performing movie genre in terms of revenue. It is also arguably the most enduring genre of all, and we are making David for families today and for generations to come. David brings together the power and appeal of both animation and biblical storytelling, and we are making a movie with powerful Biblical authenticity for a broad global audience. David’s story is ultimately an incredible journey of Faith, and a living, breathing, and world-changing relationship with God. This is the message we will share with countless millions of people now and for generations to come. The creators of David are also the creators of the phenomenal Jungle Beat brand. The Jungle Beat series has been broadcast in over 150 countries and has a YouTube audience of nearly 200 million views per month. Jungle Beat: The Movie was acquired by Netflix, and in 2020 ranked in Netflix’s Top 10 Movies globally, reaching 3rd place in the US, with an 80% Audience Score on Rotten Tomatoes.

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Plan of Operation

Our 12-month plan is to commence production of the feature film David and complete our fundraising for such production.

Relaxed Ongoing Reporting Requirements

If we become a public reporting company in the future, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

If we become a public reporting company in the future, we expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31.

If we do not become a public reporting company under the Exchange Act for any reason, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our shareholders could receive less information than they might expect to receive from more mature public companies.

26

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Name	Position	Age	Term of Office	Approximate hours per week for part-time employees
David Michael Brett Johnson	Manager	66	Sep 2021 – Present	5
Osment Philip Cunningham	Manager	52	Sep 2021 – Present
Sanet Kritzinger	Manager	49	Sep 2021 – Present
Bernardus Johannes Lans	Secretary	45	Nov 2021 – Present

David Michael Brett Johnson – Manager

www.linkedin.com/in/thebrettjohnson

Osment Philip Cunningham – Manager

www.linkedin.com/in/phil-cunningham-b2aa2519

Sanet Kritzinger – Manager

www.linkedin.com/in/sanet-kritzinger-06509210

Bernardus Johannes Lans – Secretary

www.linkedin.com/in/bernarduslans

27

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The Company was formed in September 2021. As such, there is no longstanding history of payments received by any of the Company’s Managers or executive officers in any capacity. We anticipate compensating our executive officers as follows:

Name and Capacity	Cash Compensation and Value of Shares issued for Service (per month)	Other Compensation	Total Compensation
David Michael Brett Johnson, Manager	$5,000	-	$5,000

28

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets out, as of the date of this Offering Circular, the securities of the Company that are owned by executive officers and directors, and other persons holding more than 10% of the Company’s voting securities, or having the right to acquire those securities.

Name and Address of Beneficial Owner	Note(s)	Amount and Nature of Beneficial Ownership	Percent of Class
Slingshot Productions Limited	1,2	50,400,000 Common Units	100%
Slingshot Productions Limited	1,2	19,600,000 Preferred Units	76.5%
Osment Philip Cunningham	1,3
David Michael Brett Johnson, Manager	1	2,500 Preferred Units	0.001%

(1)	The address for all the executive officers, directors, and beneficial owners is c/o 1209 Orange Street, Wilmington, DE 19801.
(2)	Slingshot Productions Limited is part of the A2G Group of companies with the A2G Managers Trust as the sole ultimate holding entity. Continuum Fiduciary Ltd is the trustee and Sanet Kritzinger and Frederik Kritzinger are the beneficiaries of the A2G Managers Trust.
(3)	Osment Philip Cunningham, as one of the creators of the David movie demo, owns a 50% indirect interest in Slingshot Productions Limited through The Gideon Trust. The Gideon Trust has an agreement with Slingshot Productions Limited to exchange The Gideon Trust indirect interest for a direct and/or voting interest in the Company’s Common Units currently owned by Slingshot Productions Limited, which would reduce Slingshot Productions Limited’s ownership interest ratably.

29

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Various conflicts of interest exist between and among the Managers, the Company, and the Members. Such conflicts include, but are not necessarily limited to, the following:

No Independent Counsel

Prospective investors in the Company have not been provided with counsel by the Company.

Managers’ Commitment to the Company and its Operations

The Managers shall devote such portion of their respective business time as is necessary and appropriate to manage the Company’s businesses. Notwithstanding the foregoing, the Managers shall, during the term of the Company, continue to have direct or indirect responsibility for the management of the Company and its business activities.

In addition, notwithstanding the foregoing commitment of time and effort by the Managers, the Managers are free to engage in whatever activities the Managers choose, even if those activities may be deemed competitive with the business of the Company or the Company’s business purpose without having or incurring any obligation to offer any interest in those activities to the Company or any other Manager or Member. The Managers may engage or invest in, independently or with others, any business activity of any type or description, including without limitation those that might be the same as or similar to the Company’s business and that might be in direct or indirect competition with the Company. Neither the Company nor any Member shall have any right in or to such other ventures or activities or to the income or proceeds derived therefrom.

The operating agreement waives the Managers’ fiduciary duties to the Members to the extent allowed under Delaware law.

Related-Party Transactions

Osment Philip Cunningham, the owner of Miombo Enterprises Proprietary Limited (trading as “Sunrise Productions”), a computer animation studio based in Cape Town, South Africa, with respect to the development and creation of David, is a Manager and also owns a 50% indirect interest in Slingshot Productions Limited through The Gideon Trust. The Gideon Trust has an agreement with Slingshot Productions Limited to exchange The Gideon Trust indirect interest for a direct interest in the Company currently owned by Slingshot Productions Limited, which would reduce Slingshot Productions Limited’s ownership interest ratably. Slingshot Productions Limited also signed a voting agreement with The Gideon Trust giving Osment Philip Cunningham 50% of the Common Units voting rights.

The fact that the Managers or any affiliate or related person thereof are directly or indirectly interested in or connected with any entity or person with which or with whom the Company may have dealings shall not by itself preclude such dealings or make them void or voidable, and neither the Company nor any of the Members shall have any rights in or to such dealings or any profits derived therefrom. The Managers may currently have an ownership interest in companies with which the Company may engage in business dealings, such as joint venture agreements, as those companies further the goal of the Company to produce the feature length film David.

The Managers may cause the Company to enter into business dealings, such as joint ventures, with companies whose shareholders, officers, directors or advisors include the Managers or their affiliates.

30

The Managers may cause the Company to enter into dealings with third parties having a financial or other relationship with any member or manager of the Company, so long as such dealings are on terms no less favorable to the Company than are afforded to unrelated third parties having similar expertise and experience in comparable transactions.

The Company has a service level agreement with A2G Managers Limited and Slingshot Productions Limited, both companies incorporated in the Republic of Mauritius, to provide legal, accounting, administrative and compliance services.

31

SECURITIES BEING OFFERED

The following descriptions summarize important terms of our membership interests. This summary reflects our Operating Agreement and does not purport to be complete and is qualified in its entirety by the Operating Agreement, which have been filed as Exhibits to the Offering Statement of which this Offering Circular is a part. For a complete description our membership interests, you should refer to our Operating Agreement and applicable provisions of the Delaware Limited Liability Company Act. Any capitalized terms used but not defined herein shall have their meanings as set forth in the Operating Agreement.

General

The Company is offering Preferred Units in this offering. As of the date of this Offering Circular, 25,621,903 of the Preferred Units are issued and outstanding.

The Company’s Operating Agreement provides that the membership interests of the Members in the Company shall be issued in unit increments (each, a “Unit”). The Company is authorized to issue two classes of Units to be designated “Preferred Units”, and “Common Units”. The minimum Capital Contribution of a Member shall be $100 for Preferred Units, subject in each case to acceptance of a lesser amount by the Manager in its sole and exclusive discretion. Preferred Units shall be issued at a price per Unit as determined from time to time in good faith by the Manager.

Voting Rights

The holders of Preferred Units do not have voting rights.

Distribution Rights

The Managers shall have sole discretion regarding the amounts and timing of distributions of Available Funds to Members, including to decide to forego payment of distributions in order to provide for retention and establishment of reserves of, or payment to third parties of such funds as it deems necessary with respect to the reasonable business needs of the Company (which needs may include the payment or the making of provision for the payment when due of the Company’s obligations, including but not limited to, present and anticipated debts and obligations, capital needs and expenses, the payment of any management or administrative fees and expenses, and reasonable reserves for contingencies); provided, however, that the Company shall be required to make distributions in the amounts and order as follows:

(a)	Prior to making any distributions to the Common Unit holders, the Company shall first make distributions to the Preferred Unit holders until they have received a cumulative return of one hundred twenty percent (120%) of their initial capital contribution.
(b)	Once the Preferred Unit holders have received a total of one hundred twenty percent (120%) of their initial capital contributions, the Company shall distribute all Profits in proportion to the Member’s Membership Interest.
(c)	For avoidance of doubt, the Members acknowledge and agree that the Manager shall have sole discretion to pay all or any portion of the Company’s debts and liabilities to its creditors (including to Members as loans or salary, each if applicable), prior to making any distributions as set forth in Section 4.4 of the Operating Agreement.

32

Transferability

A membership interest in the Company may not be sold or otherwise Transferred, by operation of law or otherwise, except upon prior written approval of the Manager, which approval may be withheld or conditioned for any reason. Upon the approval of the Manager, the Manager may establish any terms and conditions of a Transfer as the Manager may determine. The Transfer by any Member of such Member’s membership interest in the Company will be subject to all the terms, conditions, restrictions, and obligations of the Operating Agreement.

33

ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

We will be required to make annual and semi-annual filings with the SEC. We will make annual filings on Form 1-K, which will be due by the end of April each year and will include audited financial statements for the previous fiscal year. We will make semi-annual filings on Form 1-SA, which will be due by September 28 each year, which will include unaudited financial statements for the six months to June 30. We will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising. We will be required to keep making these reports unless we file a Form 1-Z to exit the reporting system, which we will only be able to do if we have less than 300 holders of record and have filed at least one Form 1-K.

At least every 12 months, we will file a post-qualification amendment to the Offering Statement of which this Offering Circular forms a part, to include the Company’s recent financial statements.

We may supplement the information in this Offering Circular by filing a Supplement with the SEC.

All these filings will be available on the SEC’s EDGAR filing system. You should read all the available information before investing.

34

SLINGSHOT USA, LLC

FINANCIAL STATEMENTS

Slingshot USA, LLC 1209 Orange Street, Wilmington, Delaware 19801 Company Registration Number - 6233068

Slingshot USA, LLC

AUDITED FINANCIAL STATEMENTS

December 31, 2021

Slingshot USA, LLC

Table of contents

Independent auditors’ report	37 - 38

Balance sheet	39

Income statement	40

Statement of changes in members’ equity	41

Statement of cash flows	42

Notes to the financial statements	43 - 50

36

Independent Auditor’s Report

Slingshot USA, LLC

To Management and Members of Slingshot USA, LLC

Opinion

We have audited the accompanying financial statements of Slingshot USA, LLC (the Company), which comprise the balance sheet as of December 31, 2021, and the related income statement, statement of changes in members’ equity, and statement of cash flows for the period from September 14, 2021 (inception) to December 31, 2021, and the related notes to financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the period from September 14, 2021 (inception) to December 31, 2021 in accordance with accounting principles generally accepted in the United States of America (US GAAP).

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s net losses, use of cash in operating activities, limited amount of cash and reliance on funding from its owners and other equity offerings, among other factors, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with US GAAP, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

3300 N. Triumph Blvd., Suite 410, Lehi, UT 84043	37

Slingshot USA, LLC

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.
•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

August 23, 2022

3300 N. Triumph Blvd., Suite 410, Lehi, UT 84043	38

Slingshot USA, LLC

Balance Sheet

As of December 31, 2021

	Note(s)	USD

Current assets
Cash and cash equivalents	2	11,215
Accounts Receivable		2,200,000

		2,211,215
Non-current assets
Accounts Receivable		300,000
Film Cost	4, 5	19,600,000

		19,900,000

Total assets		22,111,215

Current liabilities
Trade and other payables	3	163,210
Accounts payables to a related party	4	2,200,000
Amount due to holding company	4	235,238
Short-term loan	8	688,080

		3,286,528

Non-current liabilities
Accounts payables to a related party	4	300,000

Members' equity
Preferred and common units	7	19,600,000
Retained earnings		-1,075,313
Total members' equity		18,524,687

Total liabilities and members' equity		22,111,215

The notes on pages 43 to 50 form an integral part of these financial statements.

39

Slingshot USA, LLC

Income Statement

For the period from September 14, 2021 (inception) to December 31, 2021

	Note	USD
Operating expenses:
Advertising		844,080
Bank service charges		206
Insurance expense		10,646
Professional fees		220,381

Operating loss		-1,075,313
Other income (expense)		-
Net Loss before income tax provision		-1,075,313
Income tax provision	9	-
Net Loss		-1,075,313

The notes on pages 43 to 50 form an integral part of these financial statements.

40

Slingshot USA, LLC

Statement of changes in members’ equity

For the period from September 14, 2021 (inception) to December 31, 2021

	Preferred units		Common units		Retained earnings	Members’ equity
	Number of units	USD	Number of units	USD	USD	USD
At September 14, 2021	-	-	-	-	-	-
Issuance of preferred units for film costs	19,600,000	19,600,000				19,600,000
Issuance of common units for tangible assets (1)	-	-	50,400,000	-
Net loss	-	-		-	-1,075,313	-1,075,313
At December 31, 2021	19,600,000	19,600,000	50,400,000	-	-1,075,313	18,524,687

(1) Intangible assets acquired and 50,400,000 common units issued in return are recorded at carry-over cost basis of $0.

The notes on pages 43 to 50 form an integral part of these financial statements.

41

Slingshot USA, LLC

Statement of cash flows

For the period from September 14, 2021 (inception) to December 31, 2021

Cash flow from operating activities	USD
Net loss	-1,075,313
Increase (decrease) in operating assets and liabilities:
Accounts receivable	-2,500,000
Accounts payable	2,898,448
Net cash used in operating activities	-676,865

Cash flow from investing activities	-

Cash flow from financing activities
Proceeds from short-term loan	688,080

Net increase in cash and cash equivalents	11,215

Beginning cash and cash equivalents	-
Ending cash and cash equivalents	11,215

Disclosure of noncash investing and financing activities
Issuance of preferred units for film costs	19,600,000
Issuance of common units for intangible assets	-

The notes on pages 43 to 50 form an integral part of these financial statements.

42

Slingshot USA, LLC

Notes to financial statements

December 31, 2021

Note 1 - General financial statement disclosures

Limited liability company

Slingshot USA, LLC (the “Company”) is a limited liability company organized in the state of Delaware on September 14, 2021, and made the Federal tax election to be taxed as a C corporation. The Company is a wholly owned subsidiary of Slingshot Productions Limited and does not have a finite life. Member liabilities are limited to the amount of equity contributions. All currency is reported in USD.

Nature of operations

Slingshot USA, LLC was formed to produce a feature-length animated film based on the biblical story of David. The filmmaking process starts with an idea. Inspiration for a film comes from many sources - from our in-house staff, from freelance writers or from existing literary or other works. Successful ideas are generally written up as a treatment (or story description) and then proceed to a screenplay, followed by the storyboarding process and then finally into the production process. Excluding the script and early development phase, the production process, from storyboarding to filming out the final image, for a full-length feature film can take approximately three to four years.

The Company is under contract with Miombo Enterprises (Pty) Ltd t/a Sunrise Productions (“Sunrise”), a related party and a computer animation studio based in Cape Town, South Africa, with respect to the development and creation of David. We have commissioned Sunrise to employ a small collaborative team that are responsible for preparing storylines and ideas for the initial stages of development. The team, through a system of creative development controls, are responsible for ensuring that ideas follow the best creative path within a desired budget and schedule parameters. The complexity of the project, the background environments, the characters and all of the elements in a project create a very intricate and time-consuming process.

The development phase generally consists of story and visual development. In the pre-production phase, the script and story are further developed and refined prior to the majority of the film crew commencing work on the project. The production phase which follows can last up to two years and involves the largest number of staff. Finally, in the post-production phase, the core visuals and dialogue are in place and we add important elements such as sound effects and the music/score.

An initial demo of the David movie was created and produced by Slingshot Productions Limited, a private company organized and existing under the laws of the Republic of Mauritius (“Slingshot Productions Limited”). On November 8, 2021, Slingshot Productions Limited sold to the Company 1) the David movie demo and related film costs of $19,600,000 in exchange for 19,600,000 Preferred Units of the Company, and 2) all other intellectual property related to the David movie in exchange for 50,400,000 Common Units of the Company.

Summary of significant accounting policies

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

43

Note 1 - General financial statement disclosures (continued)

Summary of significant accounting policies (continued)

Film costs amortization and impairment

Capitalized film and television series/specials production costs are amortized, and participations and residuals are accrued, and included in costs of revenues in the proportion that a title's Current Revenue bears to its Ultimate Revenue in accordance with the individual-film-forecast-computation method. Therefore, the amount of capitalized production costs that is amortized each period will depend on the ratio of Current Revenue to Ultimate Revenue for each film or television series/special for such period. The Company makes certain estimates and judgments of Ultimate Revenue to be recognized for each film or television series/special based on information received from our distributors or operating/strategic partners, our knowledge of the industry, as well as our production teams’ historical experience. The factors that we consider in estimating Ultimate Revenue include the perceived likeability of a title, actual performance (when available) at the box office or in markets currently being exploited, the title's release dates in each market, as well as consideration of other competitive titles releasing during the same timeframe and general economic conditions.

Ultimate Revenue includes estimates of revenue that will be earned over a period not to exceed 10 years from the date of initial release. Our estimates of Ultimate Revenue factor in a title's actual performance in each market (e.g., theatrical, home entertainment, consumer products), remaining markets (and territories) in which the title has yet to be released, additional developments related to new contracts for other distribution windows (e.g., on-demand, pay television, digital, etc.) and consumer product licensing opportunities. Due to the nature of our primary distribution arrangements, a portion of our estimate of future revenues is known to the Company, even though they have not been recognized in our financial results. Similarly, as a result of fixed arrangements and minimum guarantees that we have in place with respect to television distribution and consumer products licensing arrangements, there are other revenue streams that are essentially known to the Company even though they have not yet been recognized in our financial results. Depending upon where a specific film is within its lifetime release cycle, the amount of actual performance and estimates of revenues expected to be earned in the future markets of release vary. Prior to a title's initial release in its primary market, which for our feature films is intended for the worldwide theatrical market, there is inherent uncertainty about a title's performance due to its dependency on audience acceptance. Once released into its initial primary market, the Company’s estimates of a title's performance in subsequent markets are further refined as the Company is able to obtain and analyze the impact of that title's initial performance on remaining estimates of Ultimate Revenue and future net cash flows.

Estimates of Ultimate Revenue (and anticipated participation and residual costs) are reviewed periodically in the ordinary course of business and are revised as necessary. A change in any given period to the estimate of Ultimate Revenue for an individual title will result in an increase or decrease in the percentage of amortization of capitalized production costs (and accrued participation and residual costs) recognized in that period. Depending on the performance of a title, significant changes to future Ultimate Revenue may occur, which could result in significant changes to the amount of amortization of the capitalized production costs. An increase in the estimate of Ultimate Revenues will lower the percentage rate of amortization, while, conversely, a decrease in the estimate of Ultimate Revenues will raise the percentage rate of amortization. In addition to evaluating estimates of Ultimate Revenue, in estimating a film's performance, the Company also considers other factors which may be indicators that a title's carrying value is impaired.

For example, the Company considers substantial delays in a title's completion or release schedule, significant costs incurred in excess of those originally forecasted or significant underperformance in a particular market as possible indicators that a title's carrying value may be impaired which may require a significant downward change in the estimate of a title's Ultimate Revenues. In the event that any one or a combination of these performance-related factors lead to a material change to our assessment of the recoverability of a title's carrying value, we evaluate the title's then-capitalized production costs for possible impairment by calculating the fair value of its capitalized costs (which is calculated using the net present value of the estimated remaining net cash flows to be generated for the title being evaluated). The Company derives these fair value measurements based on our assumptions about how market participants would price the asset. Due to the nature of these assets, market data for similar assets is not available. Key assumptions used in such fair value measurements include: (1) the discount rate applied to future cash flow streams, which is based on a risk-free rate plus a risk premium representing the risk associated with the type of property being exploited, (2) the performance in markets not yet released and (3) the number of years over which we estimate future net cash flows. If we determine that a title's current carrying value (unamortized capitalized production costs) is greater than its fair value, the title will be written down to fair value and the write-off will be recorded as an impairment charge.

44

Note 1 - General financial statement disclosures (continued)

Summary of significant accounting policies (continued)

Film costs amortization and impairment (continued)

For feature films, the degree of uncertainty around the estimates of net cash flows is reduced after a film's initial theatrical release as the level of predictability becomes higher, and thus, to the extent that we record a material impairment charge, it generally occurs in the quarter of a film's initial theatrical release.

Furthermore, a title's exposure to a material impairment charge generally declines over time (and most dramatically after a title's worldwide theatrical release) as the majority of a title's film costs are typically amortized within the first three years from initial release (approximately 50% and 80% within the first 12 months and three years, respectively).

Subsequent to a film's initial worldwide theatrical release, the Company may observe indicators of impairment such as lower-than-expected performance in home entertainment and other post-theatrical markets, which result in a reduction in our estimate of a film's Ultimate Revenues and may result in an impairment of the film in periods following its initial theatrical release.

The Company may also record a write-down of capitalized production costs for an unreleased film if our estimate of Ultimate Revenues for such unreleased title indicates that the capitalized production costs may not be recoverable. In such instances, the Company evaluates the title for impairment (as previously described) which could result in a pre-release write-down of the capitalized production costs.

As it relates to titles that have been impaired, additional impairments may be subsequently recorded if the uncertain components of our future revenues associated with those titles (e.g., those related to home entertainment sales) do not materialize as currently expected.

Advertising expenses

Advertising expenses consist of media, production, and other costs related to digital advertising, catalog mailings and other direct marketing activities. All advertising costs are expensed as incurred.

Income taxes

The Company accounts for income taxes in accordance with the Income Taxes Topic of the FASB Accounting Standards Codification (ASC Topic 740), which requires, among other things, the separate recognition of deferred tax assets and deferred tax liabilities. Such deferred tax assets and deferred tax liabilities represent the tax effect of temporary differences between financial reporting and tax reporting measured at enacted tax rates in effect for the year in which the differences are expected to reverse.

Deferred income tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. Valuation allowances, if any, are recorded to reduce deferred tax assets to the amount considered more-likely-than-not to be realized. ASC Topic 740 requires that the Company recognize only the impact of tax positions that, based on their technical merits, are more likely than not to be sustained upon an audit by the taxing authority.

45

Note 1 - General financial statement disclosures (continued)

Summary of significant accounting policies (continued)

Income taxes (continued)

The determination of the Company's provision for income taxes, including the Company's effective tax rate and analysis of potential tax exposure items, if any, requires significant judgment and expertise in federal and state income tax laws, regulations and strategies, including the determination of deferred tax assets and liabilities and any estimated valuation allowances the Company deems necessary to value deferred tax assets. The Company's judgments and tax strategies are subject to audit by various taxing authorities. While the Company believes it has provided adequately for any uncertain income tax positions in our financial statements, adverse determinations by taxing authorities could have a material adverse effect on our financial condition, results of operations or cash flows.

Going concern

The Company is still in the production stage, which raises questions about its ability to continue as a going concern. Until production is complete and the product is available for sale, the Company has relied upon private equity funding from its parent company and crowdfunding to finance its operations. Subsequent to December 31, 2021, the Company raised approximately $4.9 million through a Reg CF crowdfunding equity campaign on the Angel Funding Platform, $700k through Reg D 506(c) and $100k through Reg D 506(b). The Company plans to launch further funding initiatives during 2022, including a Reg A+ fundraising or private equity funding, for which the Company has already received interest from investors. However, there can be no assurance that the Company will be successful in achieving its objectives.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above conditions raise substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Note 2 - Cash and cash equivalents

Cash and cash equivalents consist of cash at bank.

Note 3 - Trade and other payables

Trade and other payables and accruals are initially measured at fair value and, after initial recognition, at amortized cost, except for short-term payables with no stated interest rate and the effect of discounting would be immaterial, they are measured at their original initial amount.

Note 4 - Related party transactions

Acquisition of intangible assets

At the creation of the Company, it purchased intangible assets from its parent company, Slingshot Productions Limited. In return, the Company issued Common and Preferred units. Slingshot Productions Limited and the Company are related parties, and based on the circumstances the Company recorded the intangible assets and film cost acquired at the carry-over cost values of $0 and $19,600,000, respectively. Refer to note 5, Film costs, for additional information.

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Note 4 -Related party transactions (continued)

Amount due to holding company

An amount of US$ 235,238 is due to the Company’s holding company, Slingshot Productions Limited, for accounting and administrative support services as well as expenses borne on behalf of the Company.

Amount due to a related company

An amount of US$ 2,500,000 is due to a related company, Miombo Enterprises (Pty) Ltd, for the productions of the Young David short, which is a 5-minute short animation that will be premiered prior to the release of the David movie. The amounts are disclosed as follows on the balance sheet:

As of December 31, 2021	US$
Non-current accounts payable to a related party	300,000
Current accounts payable to a related party	2,200,000
Total	2,500,000

Note 5 – Film costs

Slingshot Productions Limited and the Company are related parties, and based on the circumstances, the Company accounted for the issuance of Preferred Units for film costs at the cost basis of the film costs of $19,600,000. Additional intangible assets including intellectual property, production art collection, video and audiovisual material, and distribution agreement were also sold by Slingshot Productions Limited to the Company, and recorded in the financial statements at $0, being the carry-over cost basis.

The film costs were acquired from Slingshot Productions Limited in return for 19,600,000 Preferred Units, and the other intangible assets were acquired in return for 50,400,000 Common Units.

The Company will commence amortization of film costs once the production phase of the movie concludes and the Company begins recognizing revenue. The Company expects to record amortization over the next five years as follows:

Year	US$
2023	-
2024	-
2025	4,221,223
2026	1,556,063
2027	1,960,098

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Note 6 - Concentrations of Credit Risk

Distribution and servicing arrangements

Angel Studios, Inc has been engaged as the exclusive, worldwide distributor of David. The Company and Angel Studios have agreed to collaborate and mutually agree on marketing strategy, and Angel Studios agreed to fund the marketing budget up to 50% of production costs. The key terms of the distribution agreement are:

From the first dollar earned, 9% will be paid to the Companies Torch Creation Fund, and 6% will be held by Angel to cover O&D costs. This 15% combined fee will continue to be paid until the Opportunity Cost Corridor (“OCC”) is reached (see below).

The 85% balance of revenue will be dedicated to recoup all Permitted Distribution and Marketing Expenses.

After all Permitted Distribution and Marketing Expenses are recouped, the 85% balance will be paid to the Company until Production Costs have been recouped.

Thereafter, the Opportunity Cost Corridor will commence (and the O&D Fee and Torch Creation Fee will cease). During the OCC, Angel will receive 60% of the net revenue until it has received 27.33% of the Production Cost paid to the Company. The 40% balance of revenue will be paid to the Company throughout the corridor.

Finally, after the OCC ends, the Company will receive 66.67% of further net revenue, with the exception of revenue earned through distribution via the Angel App. The Company will be paid 56.67% of any revenue derived from the Angel App, plus a further Bonus of approximately 10%, but may be higher or lower, subject to the performance of the content on the App.

Note 7 – Equity

The Company has issued two types of units, namely Common and Preferred. "Unit" means a portion of the Membership Interests of the Company, including any Common Units and Preferred Units. All Units represent an equal portion of Membership Interests. The amount of Membership Interest represented by a Unit shall be equal to a fraction, the numerator of which is one (1) and the denominator of which is the number of all issued and outstanding Units of the Company.

"Preferred Units" means Units of the Company that have the same rights as those held by the Common Unit holders, except that (a) the Preferred Units do not carry a right to vote, govern, or actively participate in the Company's acts, and any reference to the vote of the Members or a Majority vote excludes the Preferred Unit holders, (b) the Preferred Units include a right to Preferred distributions as explained below. and (c) the Preferred Units only contain a certain right to information as required to be filed on an annual basis pursuant to 17 CFR 227.202.

Prior to making any distributions to the Common Unit holders, the Company shall first make distributions to the Preferred Unit holders until they have received a cumulative return of one hundred twenty percent (120%) of their initial capital contribution. Once the Preferred Unit holders have received a total of one hundred twenty percent (120%) of their initial capital contribution, the Company shall distribute all Profits in proportion to the Member’s Membership Interest.

Common and Preferred Unit par values and units authorized, issued, and outstanding are reported in the following table;

	Par value	Authorised	Issued and outstanding
Common Units	$0.00	70,000,000	50,400,000
Preferred Units	$0.00	60,000,000	19,600,000

Refer to the note 10 - subsequent events, for additional information.

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Note 8 - Financing Arrangements

The Company signed an interest-free loan and security agreement effective October 18, 2021, with Angel Studios, Inc., a Delaware corporation, for up to a maximum of $1,000,000. The loan is repayable within six months of the effective date and is exclusively to fund the digital ad-buying for the Regulation Crowdfunding. At December 31, 2021, the Company utilized $688,080 of the facility, which was fully repaid after year-end. The loan was secured by unissued Preferred Units.

Note 9 - Income taxes

Net deferred tax assets consist of the following components as of December 31, 2021:

December 31, 2021

Net operating losses	225,816

Less valuation allowance	-225,816

Net deferred tax assets/(liabilities)	-

The following table reconciles the U.S. statutory tax rate to the effective income tax rate for the year ended December 31, 2021:

December 31, 2021

U.S. statutory tax rate	21.0%

Change in valuation allowance	-21.0

Effective rate	0.0%

At December 31, 2021, the Company had federal net operating loss carryforwards of $1,075,313 which is carried forward indefinitely but is subject to an 80% use limitation each year.

The Company evaluates all available evidence to determine if a valuation allowance is needed to reduce its deferred tax assets. As a result of operating losses, the Company recorded a full valuation allowance in the amount of $225,816 against its net deferred tax assets as of December 31, 2021 as management is unable to conclude that it is more-likely-than-not that the deferred tax assets will be realized.

The Company files federal and state income tax returns in jurisdictions with various statutes of limitations. No tax returns are currently under examination. The Company’s 2021 tax year remains subject to examination at December 31, 2021. None of the Company’s income tax returns are currently under audit.

The Company follows the provisions of ASC Topic 740 which addresses the accounting for uncertainty in tax positions. The guidance requires that the impact of a tax position be recognized in the financial statements if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The Company includes any interest and penalties associated with unrecognized tax benefits within the provision for income taxes. For the year ended December 31, 2021, no liability for unrecognized tax benefits was recorded. The Company does not expect a material change in its liability for unrecognized tax benefits over the next twelve months.

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Note 10 - Subsequent events

Management has evaluated subsequent events through August 16, 2022, the date the financial statements were available to be issued. The Company successfully closed the Reg CF fundraising on January, 27 2022, for an amount of $4,961,743 and issued Preferred Units of 4,961,743 to crowdfund investors. On the same day, the Company issued 9,923 Preferred Units to Harmon Brothers, LLC and 248,087 units to the VAS Portal, LLC in accordance with the crowdfunding agreements.

The Company raised $700,000 in a Regulation D 506 (c) fundraising and $100,000 in a Regulation D 506 (b) fundraising and in turn issued a total of 800,000 Preferred Units.

Common and Preferred Unit par values and units authorized, issued, and outstanding are reported in the following table, after taking into account the Preferred Units transactions in the preceding paragraph:

	Par value	Authorised	Issued and outstanding
Common Units	$0.00	70,000,000	50,400,000
Preferred Units	$0.00	60,000,000	25,619,754

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PART III—EXHIBITS

Index to Exhibits

Exhibit Number	Description
1A-1	Operating Agreement
1A-2A	Certificate of Formation
1A-4	Subscription Agreement
1A-8	Escrow Agreement
1A-10	Power of Attorney
1A-13	Testing the Waters Materials

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of DE, on September 15, 2022.

Slingshot USA, LLC

/s/ Sanet Kritzinger
Its: Manager

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